Exhibit 99.1

Power REIT Closes Rights Offering and Raises $36.7 Million which Provides Capital to Deploy into Accretive Acquisitions Intended to Create Shareholder Value

Old Bethpage, New York, February 10, 2021 (GLOBE NEWSWIRE) — Power REIT (NYSE-AMEX: PW and PW.PRA) (“Power REIT” or the “Trust”) announced today the closing of its previously announced rights offering (the “Rights Offering”) which expired at 5:00 p.m., Eastern time, on February 5, 2021.

At the closing of the rights offering, the Trust sold and issued an aggregate of 1,383,394 shares of the Trust’s common shares (“Common Shares”) at the subscription price of $26.50, pursuant to the exercise of rights issued to the Trust’s shareholders of record on December 28, 2020. The Company raised aggregate gross proceeds of $36,659,941 from the Rights Offering. After giving effect to the Rights Offering, the Trust has 3,299,533 shares of common stock issued and outstanding.

The rights offering was made pursuant to the Trust’s Registration Statement on Form S-11 (File No. 333-251276) (the “Registration Statement”) that was previously filed with the Securities and Exchange Commission (the “SEC”) and became effective on December 29, 2020. The Rights Offering was made only by means of the prospectus supplement (the “prospectus supplement”) and the accompanying prospectus, which was filed with the SEC and can be accessed through the SEC’s website at www.sec.gov.

David Lesser, Power REIT’s Chairman and CEO stated “We are pleased with the outcome of our Rights Offering. The process demonstrated strong shareholder interest and participation in what we structured as an investor-friendly form of capital raise that was handled in a very cost-effective manner. The majority of investors who participated sought shares in the Over-Subscription Privilege and were granted all requested shares. The capital generated from the Rights Offering provides Power REIT with the immediate ability to continue its growth strategy through accretive acquisitions. The Rights Offering demonstrates our focus on shareholder value while creatively sourcing capital to execute on our extensive acquisition pipeline which we believe can create long-term sustainable cash flow.”

Pursuant to the terms of the Rights Offering, Power REIT has directed its Transfer Agent, Broadridge Corporate Issuer Solutions, Inc., to issue the Common Shares in book entry form. Shareholders who properly exercised their Rights will receive an email from Power REIT explaining how to transfer the shares to a brokerage account.

As previously announced in July, 2019, Power REIT pivoted its focus for new investments to Controlled Environment Agriculture (“CEA”) which Power REIT believes is a sustainable business approach for the cultivation of certain crops. Power REIT’s current portfolio consists of approximately 50 acres encompassing approximately 300,000 square feet of greenhouse cultivation and processing space. To date, all of Power REIT’s CEA related investments have tenants who are cultivating cannabis in regulated markets pursuant to state licenses.

Power REIT recently announced two acquisitions totaling approximately $4.5 million that will use a portion of the proceeds from the Rights offering leaving approximately $32.2 million available for additional investment.

Mr. Lesser continued, “Power REIT’s capital commitment to its existing CEA portfolio is approximately $32 million, with an average equity yield of approximately 19%. Based on our in-place portfolio including the two recently announced acquisitions that required approximately $4.5 million of proceeds from the Rights Offering (generated by the sale of approximately 101,000 shares), Power REIT would have an annualized run rate of Core FFO per common share of approximately $2.64. Including the near term dilutive impact of the increase in share count from the Rights Offering and the timing of deploying approximately $32.2 million of its remaining proceeds, the annualized run rate of Core FFO per common share is projected to be approximately $1.67. Assuming we deploy those remaining proceeds at an average unleveraged yield of 16%, our pro-forma annualized run rate of Core FFO per share would be approximately $3.15, net of adding approximately $250,000 (annualized) of run-rate additional G&A expense as we look to expand the depth of our team to support continuing our dramatic growth.”

UPDATED INVESTOR PRESENTATION

Power REIT has posted an updated investor presentation which is available using the following link: https://www.pwreit.com/investors

STATEMENT ON SUSTAINABILITY

Power REIT owns real estate related to infrastructure assets including properties for Controlled Environment Agriculture (CEA Facilities), Renewable Energy and Transportation. CEA Facilities, such as greenhouses, provide an environmentally friendly solution and consume approximately 70% less energy than indoor growing operations which do not benefit from “free” sunlight. CEA facilities use 90% less water than field grown plants and operate without the use of pesticides and avoid agricultural runoff of fertilizers. Power REIT’s facilities cultivate medical Cannabis, which may be prescribed to help manage a myriad of medical symptoms, including seizures and spasms, multiple sclerosis, post-traumatic stress disorder, migraines, arthritis, Parkinson’s disease, and Alzheimer’s. Renewable Energy assets are comprised of land and infrastructure associated with utility scale solar farms. These projects produce power without the use of fossil fuels thereby lowering carbon emissions. The solar farms produce approximately 50,000,000 kWh of electricity annually which is enough to power approximately 4,600 home on a carbon free basis. Transportation assets are comprised of land associated with a railroad, an environmentally friendly mode of bulk transportation.

ABOUT POWER REIT

Power REIT is a specialized real estate investment trust (REIT) that owns sustainable real estate related to infrastructure assets including properties for Controlled Environment Agriculture, Renewable Energy and Transportation. Power REIT is actively seeking to expand its real estate portfolio related to Controlled Environment Agriculture for the cultivation of food and cannabis. Power REIT is focuses on the “Triple Bottom Line” with a commitment to Profit, Planet and People… Additional information about Power REIT can be found on its website: www.pwreit.com

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

This document includes forward-looking statements within the meaning of the U.S. securities laws. Forward-looking statements are those that predict or describe future events or trends and that do not relate solely to historical matters. You can generally identify forward-looking statements as statements containing the words “believe,” “expect,” “will,” “anticipate,” “intend,” “estimate,” “project,” “plan,” “assume”, “seek” or other similar expressions, or negatives of those expressions, although not all forward-looking statements contain these identifying words. All statements contained in this document regarding our future strategy, future operations, future prospects, the future of our industries and results that might be obtained by pursuing management’s current or future plans and objectives are forward-looking statements. You should not place undue reliance on any forward-looking statements because the matters they describe are subject to known and unknown risks, uncertainties and other unpredictable factors, many of which are beyond our control. Over time, our actual results, performance, financial condition or achievements may differ from the anticipated results, performance, financial condition or achievements that are expressed or implied by our forward-looking statements, and such differences may be significant and materially adverse to our security holders. Important factors that could cause actual results to differ materially from current expectations include, among others, our ability to continue our growth strategy through accretive acquisitions, our ability to position the Trust for future profitability, our ability to maintain compliance with the NYSE-AMEX listing requirements, and the other factors discussed in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2019 and its subsequent filings with the SEC, including subsequent periodic reports on Forms 10-Q and 8-K. The information in this release is provided only as of the date of this release, and we undertake no obligation to update any forward-looking statements contained in this release on account of new information, future events, or otherwise, except as required by law.

CONACT:

David H. Lesser, Chairman & CEO	Mary Jensen, Investor Relations
dlesser@pwreit.com	mary@irrealized.com
212-750-0371	310-526-1707

301 Winding Road Old Bethpage, NY 11804
www.pwreit.com